UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025 (May 22, 2025)

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers

On May 22, 2025, Heritage Commerce Corp (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”) issued a press release announcing it had received notice from Director and former Chair of the Board Jack W. Conner, of his intention to retire as a Director in October 2025. Following Mr. Conner’s retirement, he will be entitled to receive certain benefits pursuant to a First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 (“Benefits Agreement”). A copy of the Benefits Agreement is filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. A summary of the Benefits Agreement is set forth on page 16 of the Company’s Definitive Proxy Statement on Schedule 14A, filed in connection with the Company’s 2025 Annual Meeting of Shareholders. Both the Benefits Agreement and the summary thereof are incorporated by reference herein.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 22, 2025, the Company held its virtual Annual Meeting of Shareholders (the “Shareholders Meeting”). There were 61,611,121 shares of common stock entitled to vote at the meeting and a total of 51,110,249 shares (83.0%) were represented at the meeting. At the Shareholders Meeting, the shareholders voted on the following proposals as described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 7, 2025. The proposals voted on and approved by the shareholders at the Shareholders Meeting were as follows:

Proposal 1: Election of Directors

The election of eight directors, named in the Proxy Statement, to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders. The results are set forth below:

Name	For	Withheld	Broker Non-Votes
Julianne M. Biagini-Komas	44,974,914	716,888	5,418,447
Bruce H. Cabral	44,400,672	1,291,130	5,418,447
Jack W. Conner	44,160,178	1,531,624	5,418,447
Jason DiNapoli	43,992,434	1,699,368	5,418,447
Steven G. Heitel	44,943,567	748,235	5,418,447
Kamran F. Husain	44,920,849	770,953	5,418,447
Robertson Clay Jones	44,992,176	699,626	5,418,447
Marina H. Park Sutton	44,285,569	1,406,233	5,418,447

Proposal 2: Amendment to the Company’s Bylaws to Increase the Range of the Permitted Number of Directors

The consideration of an amendment of the Company’s Bylaws that would adjust the range of the permitted number of directors to eight (8) to fifteen (15) directors. The results are set forth below:

For	Against	Abstentions	Broker Non-Votes
50,199,233	779,914	131,102	0

Proposal 3: Advisory Vote on Executive Compensation

The consideration of an advisory proposal on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures required by Item 402 of Regulation S-K contained in the Company’s Proxy Statement. The results are set forth below:

For	Against	Abstentions	Broker Non-Votes
44,256,523	968,162	467,117	5,418,447

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results are set forth below:

For	Against	Abstentions	Broker Non-Votes
50,484,642	586,318	39,289	0

ITEM 7.01	Regulation FD Disclosure

Robertson Clay Jones, President and Chief Executive Officer of the Company, made a presentation to shareholders at the Shareholders Meeting. A copy of the information in the shareholder presentation is furnished herewith as Exhibit 99.1.

Also on May 22, 2025, the Company issued a press release announcing the succession of Julianne Biagini-Komas to the role of Chair of the Board of Directors. This announcement also reflected the appointment of Director Jack Conner to the role of Chair Emeritus and the retirement of Director Laura Roden effective as of the Shareholders Meeting, as well as the anticipated retirement of Mr. Conner in October 2025. Each of these events was effective as of the conclusion of the Shareholders Meeting. A copy of this press release is furnished herewith as Exhibit 99.2.

The information in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. The information in the materials is presented as of March 31, 2025, and the Company does not assume any obligations to update such information in the future.

ITEM 9.01	Financial Statements and Exhibits

(D) Exhibits.

99.1	Slide presentation to shareholders presented on May 22, 2025, by the Company’s President and Chief Executive Officer.

99.2	Press release of the Registrant dated May 22, 2025, entitled “Heritage Commerce Corp and Heritage Bank of Commerce Continue Board Leadership Succession.”

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2025

Heritage Commerce Corp

By:	/s/ Thomas A. Sa
Name: Thomas A. Sa
Executive Vice President and Chief Operating Officer and Interim Chief Financial Officer

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